UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2015

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2015, Fuel Tech, Inc. (“Fuel Tech” or the “Registrant”) issued the press release attached as Exhibit 99.1 to this Report announcing that, on March 10, 2015, Fuel Tech’s Board of Directors (“Board”) made two executive appointments having effect on April 1, 2015. The Board appointed Douglas G. Bailey to serve as Executive Chairman of Fuel Tech and Vincent J. Arnone to serve as President and Chief Executive Officer. In addition, in recognition of his key leadership roles in the management of Fuel Tech and long experience with Fuel Tech, the Board appointed Mr. Arnone to be a member of the Board.

In connection with his appointment, Mr. Bailey shall continue to perform the duties of Chairman of the Board. Mr. Bailey, who shall remain as an officer and employee of Fuel Tech, also shall be active in certain of Fuel Tech’s operations concentrating his efforts on strategic opportunities for Fuel Tech assigned by and under the direction of the Board including Fuel Tech’s fuel conversion business development initiative. Prior to this appointment, Mr. Bailey served Fuel Tech as its President and Chief Executive Officer since April 1, 2010. Mr. Bailey has been Chairman of the Board of Fuel Tech since January 2010, director of Fuel Tech since April 1998 and was Deputy Chairman from 2002 through December 2009.

As Executive Chairman, under Mr. Bailey’s existing employment agreement, Fuel Tech shall pay Mr. Bailey an annualized base salary of $400,000 prorated to his April 1, 2015 appointment date. 2015 short-term incentive and long-term incentive compensation for Mr. Bailey, as Executive Chairman, has yet to be determined.

In his capacity as President and Chief Executive Officer, Mr. Arnone shall have responsibility for general management and control of Fuel Tech’s affairs and business. Prior to these appointments, Mr. Arnone served Fuel Tech as its Executive Vice President and Chief Operating Officer since January 2014; served as Fuel Tech’s Executive Vice President of Worldwide Operations from September 2010 through December 2013; provided consulting services to Fuel Tech from time to time from June 2008 through August 2010; served as Fuel Tech’s Treasurer and Chief Financial Officer from December 2003 through May 2008; and served as Fuel Tech’s Controller and Financial Director from May 1999 through November 2003.

As President and Chief Executive Officer, under Mr. Arnone’s existing employment agreement, Fuel Tech shall pay Mr. Arnone an annualized base salary of $425,000 prorated to the April 1, 2015 appointment date. Also, in connection with his appointment as President and Chief Executive Officer, Fuel Tech has agreed to grant Mr. Arnone 75,000 time vested restricted stock units (RSUs) with a grant date of April 1, 2015, pursuant to the terms and conditions of the Fuel Tech, Inc. 2014 Long-Term Incentive Plan (2014 LTIP) and Fuel Tech’s standard time vested RSU Award Agreement under the 2014 LTIP. Such grant includes a vesting schedule that provides for vesting of one-third of the granted RSUs on the grant date, one-third on the first anniversary of the grant date and the remaining one-third vesting on the second anniversary of the grant date. 2015 short-term incentive and long-term incentive compensation for Mr. Arnone, as President and Chief Executive Officer, has yet to be determined.

Other than as stated above, there is no arrangement or understanding as to either Mr. Arnone’s or Mr. Bailey’s employment with the Registrant, or with its directors and officers.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release of Fuel Tech, Inc., dated March 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

Date: March 13, 2015	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Corporate Secretary